THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITADEL HOLDING CORPORATION'S 1993 10K AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

                                                                                   At or for the year ended December 31,
                                                                                 ----------------------------------------

(Dollars in thousands)                                                                1993          1992          1991
                                                                                 -----------    ----------    -----------
9-03(1)        Cash and due from banks                                            $    85,961    $  110,262    $
9-03(2)        Interest bearing deposits                                                    -
9-03(3)        Federal funds sold - purchased securities for resale                    60,000             -
9-03(4)        Trading account assets                                                       -             -
9-03(6)        Investment and mortgage backed securities held for sale                183,367
9-03(6)        Investment and mortgage backed securities held to
               maturity - carrying value                                                    -        67,337
9-03(6)        Investment and mortgage backed securities held to
               maturity - market value                                                      -        69,041
9-03(7)        Total loans                                                          3,797,215     4,056,058
9-03(7)(2)     Allowance for loan losses                                               83,832        64,277
9-03(11)       Total assets                                                         4,389,519     4,698,326

9-03(12)       Deposits                                                             3,368,643     3,457,918
9-03(13)       Short-term borrowings                                                  311,530       552,000
9-03(15)       Other liabilities                                                       39,243        48,822
9-03(16)       Long-term debt                                                         482,700       416,400

9-03(19)       Preferred stock - mandatory redemption                                       -             -
9-03(20)       Preferred stock - no mandatory redemption                                    -             -
9-03(21)       Common stock                                                                66            33
9-03(22)       Other stockholders' equity                                             187,337       223,153
9-03(23)       Total liabilities and stockholders' equity                           4,389,519     4,693,326

9-04(1)        Interest and fees on loans                                             275,101       363,445    502,874
9-04(2)        Interest and dividends on investments                                   19,880        15,162     23,119
9-04(4)        Other interest income                                                        -             -          -
9-04(5)        Total interest income                                                  289,592       370,722    520,124

9-04(6)        Interest on deposits                                                   131,618       175,024    278,617
9-04(9)        Total interest expense                                                 188,391       239,941    378,017

9-04(10)       Net interest income                                                    101,201       130,781    142,107
9-04(11)       Provision for loan losses                                               65,100        51,180     49,843
9-04(13)(h)    Investment securities gains/losses                                       1,288             -      8,994
9-04(14)       Other expenses                                                         105,341        77,911     79,446
9-04(15)       Income/loss before income tax                                         (103,628)       (3,795)    18,314
9-04(17)       Income/ loss before extraordinary items                               (103,628)       (3,795)    18,314
9-04(18)       Extraordinary items, less tax                                                -             -          -
9-04(19)       Cumulative change in accounting principles                                   -             -          -
9-04(20)       Net income or loss                                                     (67,161)        2,046      2,663
9-04(21)       Earnings per share - primary                                            (11.56)         0.62       0.81
9-04(21)       Earnings per share - fully diluted                                      (11.56)         0.62       0.81

I.B.5          Net yield - interest earning assets - actual                              6.65%         7.94%      9.80%
III.C.1(a)     Loans on nonaccrual                                                     93,475       112,041     68,982
III.C.1(b)     Accruing loans past due 90 days or more                                      -             -          -
III.C.1(c)     Troubled debt restructuring                                             28,713        87,304      6,939
III.C.2        Potential problem loans                                                      -             -          -
IV.A.1         Allowance for loan loss - beginning of period                           64,277        52,374     16,552
IV.A.2         Total charge-offs                                                       50,504        27,350     17,005
IV.A.3         Total recoveries                                                         4,959           473      2,984
IV.A.4         Allowance for loan loss - end of period                                 83,832        64,277     52,374
IV.B.1         Loan loss allowance allocated to domestic loans                         83,832        64,277     52,374
IV.B.2         Loan loss allowance allocated to foreign loans                               -             -          -
IV.B.3         Loan loss allowance - unallocated                                            -             -          -

                                  Exhibit 27